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                                                                     Exhibit 5.1


                                 June 27, 1997

Galileo International, Inc.
9700 West Higgins Road, Suite 400
Rosemont, Illinois 60018

Ladies and Gentlemen:

        We are acting as counsel for Galileo International, Inc., a Delaware corporation (the "Company"), in connection with the filing by the Company with the Securities and Exchange Commission of a Registration Statement on Form S-1 (No. 333-27495), as amended (the "Registration Statement"), and the prospectus contained in the Registration Statement (the "Prospectus"), covering the registration under the Securities Act of 1933, as amended (the "Act"), of 31,998,000 shares of the Company's common stock, par value $.01 per share, to be sold by the Company and certain selling shareholders of the Company, plus up to an additional 4,799,700 shares of common stock, to cover over-allotments, to be issued by the Company, (collectively, the "Shares") as described in the Registration Statement.

        In connection with the foregoing, we have examined the originals, or copies certified or otherwise identified to our satisfaction, of such records, documents, certificates and other instruments as in our judgment are necessary or appropriate to enable us to render the opinion expressed below. In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity with the originals of all documents submitted to us as copies.

        Based upon the foregoing, we are of the opinion that the Shares to be sold by the Company and the selling shareholders, upon the filing of a Restated Certificate of Incorporation, will be duly authorized by the Company, and upon effectiveness of the merger of The Galileo Partnership with and into a wholly owned limited liability company subsidiary of the Company, when issued and paid for in the manner and at the price set forth in the Prospectus, will be validly issued, fully paid and non-assessable.

        We hereby consent to the use of this opinion as Exhibit 5.01 to the Registration Statement and to the use of our name under the caption "Legal Matters" contained in the Prospectus. In giving this consent, we do not thereby concede that we come within the category of persons whose consent is required by the Act or the General Rules and Regulations promulgated thereunder.

                                        Very truly yours,

                                        SHEARMAN & STERLING